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                                  EXHIBIT 99.3
[Reynolds & Reynolds Logo]                                                 NEWS
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              REYNOLDS AND REYNOLDS CREATES INTERNATIONAL DIVISION,
   ACQUIRES INCADEA AG, PROVIDER OF A LEADING INTERNATIONAL SOFTWARE PLATFORM

  Company Extends Strategic Alliance with Microsoft, Will Deliver International
       Software Solutions based on Microsoft Business Solutions-Navision

DAYTON, OHIO, OCTOBER 2, 2003 - The Reynolds and Reynolds Company (NYSE: REY) today announced plans to significantly extend its global range while adding a fast-growing, global software platform to its portfolio of automotive retailing and allied market solutions.

Reynolds will acquire Incadea AG, a privately held, $6 million provider of global automotive retailing software solutions. Under the terms of the agreement, Reynolds will pay approximately $7 million in cash for the company.

Reynolds will also market the Incadea platform, based on Microsoft Navision, worldwide while extending its existing strategic alliance with Microsoft to create future technologies for its customers across the globe.

     "Reynolds is today making an aggressive, game-changing move within the global automotive retailing marketplace by forming a new global business unit, acquiring Incadea and expanding its strategic alliance with Microsoft," said Lloyd "Buzz" Waterhouse, Reynolds CEO, chairman and president. "None of our competitors can match the combination of technology, solutions, automotive retailing experience and global capability that will be delivered by the combination of Reynolds, Incadea and Microsoft."



The Incadea platform is a unique, industry-first solution for automotive retailing. Based on Microsoft Windows and Microsoft Navision enterprise resource planning (ERP) software, it is supported by Microsoft and a multi-continent network of partners who customize it with OEM-specific layers. The platform can be rapidly localized and deployed on a large scale across multiple countries and languages. At present, it supports more than 20 languages, including Chinese and Japanese. It delivers the standardization and process-driven benefits of ERP, while providing a flexible, easy-to-use and implement platform.

"The game changer is that this incredibly powerful solution combination will now be augmented by the rich automotive retailing experience and resources of Reynolds and our partnership with Microsoft," said Waterhouse.


     "Most importantly, and key to our fast-growth plans for outside the U.S. and Canada, we will not face the challenge of supporting multiple platforms, a problem that continues to plague other companies that have relied on multiple acquisitions to grow their global businesses," he said.


Peter Wenger, Incadea CEO, said, "Incadea has grown and prospered through a strategy of building automotive solutions on a flexible Microsoft platform and distributing them through Incadea solutions centers. Reynolds has embraced this successful business model and will continue the practice of relying on partners for distribution outside the U.S. and Canada. Our acquisition by Reynolds gives us the additional resources we need to continue the growth of the Incadea platform and expands the capabilities that we can deliver. This is great news for our OEM customers, end users, employees and partners."


     Jean-Philippe Courtois, CEO of Microsoft Europe/Middle East/Africa, said, "Microsoft has worked with both Reynolds and Incadea in the development of superior technology solutions for the automotive

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     retailing market. We look forward to working with them as a united company.
     Together, we will extend the global reach and presence of the Incadea solution, which is built on top of Microsoft Navision. We believe strongly that Incadea represents a winning solution based on its flexibility and low cost of implementation."



     The new Reynolds International Division will operate through three regional groups--Europe, Middle East and Africa (EMEA); Asia-Pacific; and Latin America. The EMEA operation will be headquartered in Zurich, Switzerland, with software labs and operations centers in Raubling, Germany, and Evesham in the United Kingdom. Dale Medford, Reynolds executive vice president and chief financial officer, will serve as acting senior vice president of the unit until a permanent head is identified. Reynolds' existing international consulting operations will be included in the new division.


Incadea operations will remain in Raubling. All Incadea employees will be retained, including founders Peter Wenger and Andreas Bohnert. Reynolds will also continue Incadea's partner-driven distribution model in international markets.

"Incadea's existing partner network is a very valuable asset," Waterhouse said.

Concurrent with the acquisition of Incadea, Reynolds will expand its strategic alliance with Microsoft to collaborate on technology, sales and marketing aimed at accelerating international growth for both companies. Reynolds is Microsoft's premier and largest vertical market independent software vendor focused on automotive retailing.

"The Incadea platform's flexible architecture enables it to be easily localized, supporting multiple languages and business rules, which is key to success in international markets," Waterhouse said.

     The creation of the new division and the company's related strategy represent the culmination of years of study and a major commitment by Reynolds, Waterhouse said.

     "Incadea represents a flexible and scalable platform for global automotive retailers and smaller retailers in the U.S. and Canada. In addition, it gives us a strong platform for our New Markets Group, which we announced in 2002, serving dealers in adjacent markets."


ABOUT INCADEA
Incadea AG (www.incadea.de), founded in February 2000, is the developer of a software platform called the incadea.engine, built on Microsoft Navision. Incadea works with local partners to adapt the incadea.engine to local markets. Incadea has 3,500 users in more than 200 dealerships across 18 European countries. It serves many brands and has received endorsements from franchises including BMW, Opel, Volvo, Mitsubishi, FIAT/Alfa Romeo/Lancia and Citroen. Outside of Europe, Incadea has established partner relationships that extend its range to Asia, Australia, Africa and Latin America.

ABOUT REYNOLDS AND REYNOLDS
Reynolds and Reynolds (www.reyrey.com) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. The Reynolds International Division serves automotive retailers and OEMs through Incadea AG and its partner network as well as a worldwide consulting practice.


Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations,

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estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                                                         REY0352

MEDIA CONTACTS:
Paul Guthrie                                Mark Feighery
937.485.8104                                937.485.8107
paul_guthrie@reyrey.com                     mark_feighery@reyrey.com
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INVESTORS:

John E. Shave
937.485.1633
                              john_shave@reyrey.com
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